                                                                    Exhibit 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-63350, 33-52517, 33-57049, 33-64449, 333-11395, 333-11397 and 333-50725) and in the
Registration Statements on Form S-8 (Nos. 33-10621, 33-21756, 33-34288, 33-48858, 33-54233 and 33-28981) of United Asset Management Corporation of our report dated February 3, 1998 appearing on page 59 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K/A.





/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
Boston, Massachusetts
April 30, 1998


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